Exhibit 99.1

Customers Bancorp
1015 Penn Avenue
Wyomissing, PA 19610

Contacts:
Jay Sidhu, Chairman & CEO 610-935-8693
Richard Ehst, President & COO 610-917-3263
Investor Contact:
Robert Wahlman, CFO 610-743-8074

CUSTOMERS BANCORP, INC. APPOINTS ANDREA ALLON TO THE BOARD OF DIRECTORS

Wyomissing, PA – June 27, 2016 – Customers Bancorp, Inc. (the "Company") (NYSE: CUBI), the parent company for Customers Bank, today announced Andrea Allon was appointed to the Board of Directors for Customers Bancorp, Inc. and Customers Bank.  Ms. Allon is currently the Chief Operating Officer of the Greater Philadelphia Chamber of Commerce, and is a former partner of Ernst and Young, LLP in Philadelphia and former instructor of accounting and auditing classes at the University of Pennsylvania, Temple University and Villanova University.  Ms. Allon will also serve on the Audit Committees of Customers Bancorp, Inc. and Customers Bank.

"We are very pleased that Andrea has decided to join our Board of Directors and serve on the Audit Committee," stated Jay Sidhu, Chairman and CEO of Customers Bancorp, Inc.  "Andrea brings very important financial management and auditing skills to further strengthen our Board and Audit Committee. The Board members are looking forward to working with Andrea."

Ms. Allon received her MBA from Columbia University and her undergraduate degree from the University of Pennsylvania's Wharton School.

Institutional Background

Customers Bancorp, Inc. is a bank holding company located in Wyomissing, Pennsylvania engaged in banking and related businesses through its bank subsidiary, Customers Bank.  Customers Bank is a community-based, full-service bank with assets of approximately $9.0 billion that was named one of Forbes magazine's 2016 100 Best Banks in America (there are over 6,200 banks in the United States).  A member of the Federal Reserve System with deposits insured by the Federal Deposit Insurance Corporation, Customers Bank is an equal opportunity lender that provides a range of banking services to small and medium-sized businesses, professionals, individuals and families through offices in Pennsylvania, New York, Rhode Island, New Hampshire, Massachusetts, and New Jersey. Committed to fostering customer loyalty, Customers Bank uses a High Tech/High Touch strategy that includes use of technology to provide customers better access to their money, as well as Concierge Banking® by appointment at customers' homes or offices 12 hours a day, seven days a week. Customers Bank offers a continually expanding portfolio of loans to small businesses, multi-family projects, mortgage companies and consumers. BankMobile is a division of Customers Bank, offering state of the art high tech digital banking services with high level of personal customer service.

Customers Bancorp, Inc.'s voting common shares are listed on the New York Stock Exchange under the symbol CUBI. Additional information about Customers Bancorp, Inc. can be found on the Company's website, www.customersbank.com.

"Safe Harbor" Statement

In addition to historical information, this press release may contain "forward-looking statements" within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements with respect to Customers Bancorp, Inc.'s strategies, goals, beliefs, expectations, estimates, intentions, capital raising efforts, financial condition and results of operations, future performance and business. Statements preceded by, followed by, or that include the words "may," "could," "should," "pro forma," "looking forward," "would," "believe," "expect," "anticipate," "estimate," "intend," "plan," or similar expressions generally indicate a forward-looking statement. These forward-looking statements involve risks and uncertainties that are subject to change based on various important factors (some of which, in whole or in part, are beyond Customers Bancorp, Inc.'s control). Numerous competitive, economic, regulatory, legal and technological factors, among others, could cause Customers Bancorp, Inc.'s financial performance to differ materially from the goals, plans, objectives, intentions and expectations expressed in such forward-looking statements. In addition, important factors relating to the previously disclosed proposed acquisition of the disbursements business of Higher One and Customer Bancorp's previously announced plans to combine its BankMobile business with the acquired business also could cause Customers Bancorp's actual results to differ from those in the forward-looking statements.  Customers Bancorp, Inc. cautions that the foregoing factors are not exclusive, and neither such factors nor any such forward-looking statement takes into account the impact of any future events. All forward-looking statements and information set forth herein are based on management's current beliefs and assumptions as of the date hereof and speak only as of the date they are made. For a more complete discussion of the assumptions, risks and uncertainties related to our business, you are encouraged to review Customers Bancorp, Inc.'s filings with the Securities and Exchange Commission, including its most recent annual report on Form 10-K for the year ended December 31, 2015 and subsequently filed quarterly reports on Form 10-Q.  Customers Bancorp, Inc. does not undertake to update any forward-looking statement whether written or oral, that may be made from time to time by Customers Bancorp, Inc. or by or on behalf of Customers Bank.
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